Exhibit 99.1



To the Board of Directors and Shareholders of Winners Entertainment, Inc.

We have audited the consolidated financial statements of Winners Entertainment, Inc. and subsidiaries as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, and have issued our report thereon dated April 5, 1996; such consolidated report is included elsewhere in this Registration Statement. Our audits also included the consolidated financial statement schedule of Winners Entertainment, Inc. and subsidiaries. This consolidated financial statement schedule is the responsibility of Company's management. Our responsibility is to express an opinion on this consolidated financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                               /s/CORBIN & WERTZ
                                                               Corbin & Wertz


Irvine, California
April 5, 1996

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS




                                             Balance At                                               Balance at
                                             Beginning of                                             End of
                                             Period               Additions         Deductions        Period
                                             ------               ---------         ----------        ------

Year ended, December 31, 1995 (1):

Provision for doubtful notes                 $       --           $  290,000        $    --(1)        $  290,000
receivable

Allowance for deferred tax                   $6,868,000           $1,592,000        $    --           $8,460,000
assets                                       ----------           ----------                           -    --           ----------

                                             $6,868,000           $1,882,000        $    --           $8,750,000


Year ended, December 31, 1994(1):

Allowance for deferred tax                   $3,467,000           $3,401,000        $    --           $6,868,000
assets



Year ended, December 31, 1993(1)

Allowance for deferred tax                   $1,079,000           $2,388,000        $    --           $3,467,000
assets




(1) During each of the years reported, allowances for trade receivables were not significant.